                                                                   EXHIBIT 4.9



THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS ("STATE SECURITIES LAWS"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.



Expires at 5:00 P.M. Eastern Time on May 31, 1998.



                          ROLLERBALL INTERNATIONAL INC.

                       REDEEMABLE WARRANT FOR THE PURCHASE
                            OF SHARES OF COMMON STOCK



No. W--                                                      ------- Warrants



         FOR VALUE RECEIVED, ROLLERBALL INTERNATIONAL INC., a Delaware corporation (the "Company"), hereby certifies that
            , or his/her assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to ------ fully paid and non-assessable shares of Common Stock at a price of $1.00 per share (the "Exercise Price").


         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted as of June 1, 1994 (the "Issue Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise and as adjusted from time to time, are hereinafter referred to as "Warrant Stock". The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (1) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not his Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

         1. Exercise of Warrant. (A) This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern Time on the third anniversary of the Issue Date (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payments (either in cash or by certified or official bank check, payable to order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

         (B) The Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant, including the Warrant Stock and the Other Securities, have been registered under the Securities Act or under the State Securities Laws. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may be subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities nay be validly issued or delivered upon notice of such exercise.

The Company's sole obligation to any Holder upon exercise hereof shall be to use its best efforts to obtain exceptions from registration or qualification for the issuance of such securities under applicable state and federal securities laws, and the Holder further agrees that the issuance of such securities shall be deferred until such exemption shall have been obtained: and it is further agreed that the Company shall have no other obligation to the Holder for the non-issuance of such securities except to return the Warrant so rendered and to refund the Holder any consideration tendered in respect to the Exercise Price. With respect to any such securities; this Warrant may not be exercised by, and securities shall not be issued, to any Holder in any state in which such exercise would be unlawful. Any restrictions imposed by this section upon the exercise of this Warrant shall cease and terminate as to any particular shares of Common Stock (a) when such securities shall have been registered under the Securities Act and all applicable State Securities Laws, or (b) when, in the opinion of Counsel to the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act or any applicable State Securities Laws.

         2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all pre-emptive rights.

         3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

                  (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         4. Exchange, Transfer Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         6. Anti-Dilution Provisions.

                  6.1 Adjustment of Recapitalization. If the Company shall at any time combine or subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification, split-up, combination or reverse split thereof, the Exercise Price per share of Warrant Stock subject to this Warrant immediately prior to such combination or subdivision shall be proportionately increased or decreased, as the case may be. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereon shall be the record date therefor.

         Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  6.2 Adjustment for Reorganization. Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date of this Warrant or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercise this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                  6.3 Adjustment for Dilutive Events. Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock or a consideration per share less than the lesser of (A) the Market Price (as defined in Section 6.3.6) or
(B) the Exercise Price then in effect, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (any such sale or issuance being herein called a "change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Exercise Price in effect immediately before such Change of Shares and (b) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale or issuance by (B) the greater of
(x) the Market Price and (y) the Exercise Price in effect immediately prior to such Change of Shares, by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

         For the purposes of any adjustment to be made in accordance with this
Section 6 the following provisions shall be applicable:

                  6.3.1 In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of cash portion of the consideration thereof or deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

                  6.3.2 In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of consideration thereof or other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

                  6.3.3 Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  6.3.4 The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 6.

                  6.3.5 The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  6.3.6 As used herein the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in the case no such reported sale takes place on such day, the average of the last reported sales price for the last three (3) trading days in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported on the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the closing bid price as furnished by the NASD through the NASD Automated Quotation System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale.

                  6.3.7 Upon each adjustment of the Exercise Price pursuant to this Section 6, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

                  6.3.8 In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section
6.3.2 and as provided below) less than the lesser of (i) the Market Price (as defined in Section 6.3.6) and (ii) the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 6, provided that:

                           a.       The aggregate maximum number of shares of
Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (e) of Section 6.3.8 hereof) shall be reduced by the number of shares as to which such options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding for purposes of any subsequent adjustment in the Exercise Price, which adjustment shall be made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                           b.       The aggregate maximum number of shares of
Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) (and for the purposes of subsection
(e) of Section 6.3.8 hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding for purposes of any subsequent adjustment in the Exercise Price, which adjustment shall be made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                           c.       If any change shall occur in the exercise
price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 6.3.8, or in the price per share or ratio at which the securities referred to in subsection (a) of this Section 6.3.8 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

                           d.       In case of any reclassification or change of
outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value, or from par value to no par value, or form no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the stock transfer agent, if any, a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision.

                           e.       Irrespective of any adjustments or changes
in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrant, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 4 hereof, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

                           f.       After  each  adjustment  of  the  Exercise
Price pursuant to this Section 6, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth:

                                    (i)     the Exercise Price as so adjusted,
(ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice, or except as to the Holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

                           g.       No adjustment of the Exercise Price shall be
made as a result of or in connection with (A) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, (B) the issuance or sale of shares of Common Stock upon the exercise of any "incentive stock options" (as such term is defined in the Internal Revenue Code of 1986, as amended), whether or not such options were outstanding on the date hereof, (C) the issuance of, or grants of options or warrants t purchase, up to a total of 1,000,000 shares of Common Stock to officers, brokerage officers or directors of the Company or otherwise pursuant to the Company's stock option plans, (D) the issuance of any warrants issued to the Holders as a result of the failure of the Company to file a registration statement covering the shares of Common Stock included in the Units purchased and those shares issuable upon exercise of the Warrants if such registration statements is not declared effective by the Securities and Exchange commission within 90 days of the filing (the "Additional Warrants) and shares underlying such Additional Warrants, or (E) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.05, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.05. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

                           h.       If the Company or an affiliate of the
Company shall at any time after the date hereof and prior to the exercise of all the Placement Agent's Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of the unexercised Placement Agent's Warrants shall be entitled, in addition to the shares of Warrant Stock or Other Securities receivable upon the exercise of the Placement Agent's Warrants, to receive such rights at the time such rights are distributed to the other stockholders of the Company.

         6.4      Notices of Record Date, Etc.  In case:

                  (a) the Company shall take a record of the Holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company.

         Then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up it to take place, and the time, if any is to be fixed, as to which the Holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or other such securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified, and the Warrant may be exercised prior to said date during the term of the Warrant.

         7. Redemption. The Company shall have the right, upon the giving of at least 30 days' prior notice to the Holders of all the Warrants, to redeem all of the Warrants at a price of $.05 per Warrant (the "Redemption Price") commencing one year from the Issue Date, provided that the average closing bid price per share of the Common Stock in the over-the-counter market as reported on the American Stock Exchange Emerging Company Marketplace (or the average closing sales price on the primary exchange or NASDAQ on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange or NASDAQ) for 20 consecutive trading days, ending not more than 15 calendar days prior to the date of the redemption notice, equals- or exceeds at least 200% of the then effective exercise price (currently $1.00, subject to adjustment) of the Warrants. All Warrants must be redeemed if any are redeemed.

         Such notices of redemption shall (a) designate the date of redemption which date shall not be less than 30 or more than 60 days from the date of such notice, (b) state the Redemption Price and that payment thereof or will be made upon surrender of the Warrant at the offices of the Company and (c) indicate that the right to exercise the Warrant will terminate at the close of business on the business day prior to the redemption date. If the giving of notice of redemption shall be given as aforesaid, the right to exercise the Warrant will terminate at the close of business on the business day prior to the redemption data, and the Holder of this Warrant shall thereafter be entitled upon surrender of this Warrant only to receive the Redemption Price without interest.

         8. Transfers to Comply with the Securities Act. The Company shall be under no obligation to transfer this Warrant, or any of the Common Stock issued upon exercise of this Warrant, unless and until the company shall have received an opinion of counsel, reasonably acceptable to the Company, that such transfer does not require registration of any such securities under the Securities Act or any applicable state securities laws. This Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this
Section 8 with respect to any resale or other disposition of such securities; or
(b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

         9. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF l933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS ("STATE LAWS"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION

         10. Supplements and Amendments. The Company, with the consent of Auerbach, Pollak & Richardson, Inc. ("APR"), may from time to time supplement or amend this Warrant Certificate without the approval of any Holder of Warrant Certificate in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and APR may deem necessary or desirable and which the Company and APR shall not adversely affect the interests of the Holders of Warrant Certificates.

         11. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, at the address of such party as set forth on the first page, or at such other address of which the Company or the Holder has been advised by notice hereunder.

         12. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

         l3. Captions. The caption headings of the Sections of this Warrant Certificate are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant Certificate and shall be given no substantive effect.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.



                                            ROLLERBALL INTERNATIONAL, INC.




                                            By: _______________________________
                                                Jack Forcelledo
                                                President


                                            ATTEST:



                                            By: _______________________________

                              WARRANT EXERCISE FORM




         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________ shares of Common Stock of Rollerball International, Inc., a Delaware corporation, and hereby makes payment of $________________ in payment therefor.


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered holder of the within Warrant)


Name___________________________________________________________________________
         (Please typewrite or print in block letters)


Address________________________________________________________________________


_______________________________________________________________________________


Social Security or
Taxpayer Identification Number_________________________________________________


and if such number of Warrants shall not be all Warrants evidenced by this Warrant Certificate, that a new Warrant certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.




                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING

1. The exercise of this Warrant was solicited by Auerbach, Pollak & Richardson, Inc. unless the following box is checked. / /

2.       The exercise of this Warrant was solicited by



3. If the exercise of this Warrant was not solicited, please check the following box: / /


Dated:            ___________________, 1994


_____________________________                    _______________________________
Signature, if jointly held                       Signature



_____________________________                    _______________________________
Print Name                                       Print Name


_____________________________                    _______________________________
Address                                          Address


_____________________________                    _______________________________
Social Security Number or                        Social Security Number or
Taxpayer Identification Number                   Taxpayer Identification Number



_____________________________                    _______________________________
Signature Guaranteed                             Signature Guaranteed


_____________________________                    _______________________________

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED, __________________________________________________
hereby sells, assigns and transfers unto

Name __________________________________________________________________________
         (Please typewrite or print in block letters)

the right to purchase Common Stock of Rollerball International, Inc., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________ __________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated:            __________________, 1994





                                                ________________________________
                                                Signature


                                                ________________________________
                                                Signature, if jointly held



                                                ________________________________
                                                Print Name



                                                ________________________________
                                                Print Name